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August 20, 1998


Case Credit Corporation
5729 Washington Avenue
Racine, Wisconsin 53406

Case Receivables II Inc.
700 State Street
Racine, Wisconsin 53404

Case Equipment Receivables Trust 1998-B
233 Lake Avenue
Racine, Wisconsin 53403

     Re:  Case Receivables II Inc.
          Registration Statement on
          Form S-3 (Registration No. 333-52493)
          --------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for Case Receivables II Inc., a Delaware corporation (the "COMPANY"), in connection with (a) the above-captioned Registration Statement (such registration statement, together with the exhibits and any amendments thereto, the "REGISTRATION STATEMENT"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes and Asset Backed Certificates with a proposed maximum aggregate offering price of $4,000,000,000 and (b) the contemplated sale under the Registration Statement on August 26, 1998 of $612,500,000 of Asset Backed Notes (the "NOTES") issued by Case Equipment Receivables Trust 1998-B (the "TRUST").

     In that connection, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and the documents relating to the issuance of the Notes. Terms used herein without definition have the meanings given to such terms in the Registration Statement.

     We are also familiar with the certificates of incorporation of the Company and the Servicer and have examined all statutes, corporate records and other instruments that we have

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deemed necessary to examine for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that:

     (i) the Notes have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture; and

     (ii) the statements set forth in the Prospectus relating to the Notes under the captions "PROSPECTUS SUMMARY--Tax Status" (to the extent they relate to federal income tax consequences), "PROSPECTUS SUMMARY--ERISA Considerations", "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "ERISA CONSIDERATIONS" (as modified by the statements, if any, set forth under those same headings in the related Prospectus Supplement) accurately reflect our opinion.

     Our opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York and the business trust laws of the State of Delaware.

                                 Very truly yours,


                                 /s/ Mayer, Brown & Platt

                                 MAYER, BROWN & PLATT